SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2022

iQSTEL Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55984	45-2808620
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Aragon Avenue, Suite 375 Coral Gables, FL 33134	33134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 951-8191

________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [ ]

SECTION 8 – Other Events

Item 8.01 Other Events

On November 17, 2022, the Board of Directors of iQSTEL Inc. (the “Company”) authorized the creation of a Compensation Committee.

The Compensation Committee’s responsibilities, which are discussed in detail in its Charter, include the following:

•	In consultation with our senior management, establish our general compensation philosophy and oversee the development and implementation of our compensation programs;
•	Recommend the base salary, incentive compensation and any other compensation for our Chief Executive Officer to the Board of Directors and review and approve the Chief Executive Officer’s recommendations for the compensation of all other officers of our company and its subsidiary;
•	Administer our incentive and stock-based compensation plans, and discharge the duties imposed on the Compensation Committee by the terms of those plans;
•	Review and approve any severance or termination payments proposed to be made to any current or former officer of our company; and
•	Perform other functions or duties deemed appropriate by the Board of Directors.

The Committee will be comprised of, Raul Perez, Jose Antonio Barreto, and Italo Segnini, with Mr. Segnini serving as Chairperson. Each of Messrs. Perez, Barreto and Segnini have been determined by the Board to be an independent director within the meaning of NASDAQ Rule 5605.

A copy of the Compensation Committee Charter is attached hereto as Exhibit 99.1 and will be posted on our corporate website at www.iqstel.com.

SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1	Compensation Committee Charter

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iQSTEL Inc.

/s/ Leandro Iglesias

Leandro Iglesias
Chief Executive Officer

Date November 18, 2022

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